UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2020

BARNES GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street
Bristol
Connecticut	06010
(Address of principal executive offices)	(Zip Code)

(860) 583-7070
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Amendment to Note Purchase Agreement
On October 8, 2020, Barnes Group Inc. (the “Company”) entered into a First Amendment to its Note Purchase Agreement (the “First Amendment”), by and among the Company and the noteholders, pursuant to which the parties amended the Company’s existing Note Purchase Agreement dated as of October 15, 2014 (the “Note Purchase Agreement”), by and among the Company, New York Life Insurance Company, New York Life Insurance and Annuity Corporation and New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 30C), pursuant to which the Company issued its 3.97% senior notes due on October 17, 2024 (the “Notes”) in the aggregate principal amount of $100 million.
The First Amendment provides for, among other things, the following amendments to the Note Purchase Agreement:
(i)     an increase in the Company’s maximum ratio of Consolidated Senior Debt (as defined in the Note Purchase Agreement) to Consolidated EBITDA (as defined in the Note Purchase Agreement) (the “Senior Leverage Ratio”) from 3.25:1.00 (or if a certain permitted acquisition above $150 million is consummated, 3.50:1.00) to 3.75:1.00 as of the end of the fiscal quarter ending December 31, 2020, the fiscal quarter ending March 31, 2021, the fiscal quarter ending June 30, 2021, and the fiscal quarter ending September 30, 2021;
(ii)     if the Company’s total leverage ratio under the “Credit Agreement” (as defined below) at any time is more restrictive than the Company’s ratio of Consolidated Total Debt (as defined in the Note Purchase Agreement) to Consolidated EBITDA (as defined in the Note Purchase Agreement) (the “Total Leverage Ratio”) under the Note Purchase Agreement, then the Total Leverage Ratio under the Note Purchase Agreement will be adjusted to conform to the more restrictive ratio and the Company shall be required to comply with that more restrictive ratio;
(iii)    permits an increase of the allowed add-back for restructuring charges from $15 million to $25 million in the definition of Consolidated EBITDA (as defined in the Note Purchase Agreement), for purposes of determining compliance with the Company’s ratio of Consolidated EBITDA to Consolidated Cash Interest Expense (as defined in the Note Purchase Agreement), Total Leverage Ratio and Senior Leverage Ratio as of the end of the fiscal quarter ending December 31, 2020, the fiscal quarter ending March 31, 2021, the fiscal quarter ending June 30, 2021, and the fiscal quarter ending September 30, 2021; and
(iv)    if the Company’s Senior Leverage Ratio exceeds 3.25:1.00 as of the end of any fiscal quarter ending December 31, 2020, March 31, 2021, June 30, 2021 or September 30, 2021, then the Company will, for that fiscal quarter, be obligated to pay to each holder of a Note a fee in the amount equal to 0.50% per annum times the daily outstanding principal amount of that Note during that fiscal quarter.
The foregoing description of the amendments to the Note Purchase Agreement is qualified in its entirety by reference to the full text of the First Amendment, which is attached as Exhibit 10.1 hereto, and is incorporated herein by reference in response to this Item 1.01.
Amendments to Senior Unsecured Revolving Credit Agreement
On October 8, 2020, the Company entered into Amendment No. 6 to Credit Agreement (“Amendment No. 6”), among the Company, Barnes Group Switzerland GmbH, Barnes Group Acquisition GmbH and Barnes Group Luxembourg (No. 1) S.À R.L., and Bank of America, N.A., as a lender and the other lenders, Bank of America, N.A., as administrative agent, and the lead arrangers, syndication agents and documentation agents that are party to the Credit Agreement, pursuant to which the parties amended the Company’s existing Fifth Amended and Restated Senior Unsecured Revolving Credit Agreement, dated as of September 27, 2011 (as amended by the Consent dated as of July 10, 2012, Amendment No. 1 and Consent dated as of February 22, 2013, Amendment No. 2 and Joinder dated as of September 27, 2013, Amendment No. 3 dated as of October 15, 2014, Amendment No. 4 dated as of February 2, 2017, the Increase and Amendment No. 5 dated as of October 19, 2018) (the “Credit Agreement”).
Amendment No. 6 provides for, among other things, the following amendments to the Credit Agreement:

(i)    the Company’s maximum ratio of Consolidated Total Debt (as defined in the Credit Agreement) to Consolidated EBITDA (as defined in the Credit Agreement) cannot exceed 3.75:1.00 as of the end of the fiscal quarter ending December 31, 2020, the fiscal quarter ending March 31, 2021, the fiscal quarter ending June 30, 2021, and the fiscal quarter ending September 30, 2021, regardless of whether or not a permitted acquisition in excess of $150 million is consummated during any of those fiscal quarters; and
(ii)    an increase in the Company’s maximum ratio of Consolidated Senior Debt (as defined in the Credit Agreement) to Consolidated EBITDA (as defined in the Credit Agreement) from 3.25:1.00 (or, if a certain permitted acquisition above $150 million is consummated, 3.50:1.00) to 3.75:1.00 as of the end of the fiscal quarter ending December 31, 2020, the fiscal quarter ending March 31, 2021, the fiscal quarter ending June 30, 2021, and the fiscal quarter ending September 30, 2021.
As consideration for the amendments to the Credit Agreement, Amendment No. 6 requires the Company to pay the lenders an aggregate amendment fee in the amount of ten (10) basis points of the total commitments of the lenders.
The foregoing description of the amendments to the Credit Agreement is qualified in its entirety by reference to the full text of Amendment No. 6, which is attached as Exhibit 10.2 hereto, and is incorporated herein by reference in response to this Item 1.01.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated herein by reference in response to this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.
10.1	First Amendment To Note Purchase Agreement, dated as of October 8, 2020, between the Company and the noteholders signatory thereto.
10.2
Amendment No. 6 to Credit Agreement, dated as of October 8, 2020, by and among the Company, certain subsidiaries of the Company, the lenders signatory thereto, Bank of America, N.A., as Administrative Agent, and other parties signatory thereto.

104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARNES GROUP INC.
(Registrant)

Date: October 13, 2020	By:	/s/ JAMES C. PELLETIER
James C. Pelletier Senior Vice President, General Counsel and Secretary